[Letterhead of Goodman Phillips & Vineberg]


December 30, 1996


THE SEAGRAM COMPANY LTD.
1430 Peel Street
Montreal, Quebec
H3A 1S9

Subject:  THE SEAGRAM COMPANY LTD.
          1996 Stock Incentive Plan
          Stock Plan for Non-Employee Directors
          Retirement Savings and Investment Plan
               for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees
          Retirement Savings and Investment Plan
               for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees
          Retirement Savings and Investment Plan
               for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees
          Retirement Savings and Investment Plan
               for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates
          Retirement Savings and Investment Plan
               for Union Employees of Tropicana Products, Inc.
               and Affiliates
          Our File: 6399-567
          ____________________________________________________


Dear Sirs:

We are acting as Canadian counsel to The Seagram Company Ltd. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the 1996 Stock Incentive Plan, Stock Plan for Non-Employee Directors, Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees, Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees, Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees, Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates and Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (collectively the "Plans").

We have examined such corporate records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

Based on the foregoing, we are of the opinion, assuming the effectiveness of the Registration Statement under the Act and that all authorizations, consents and approvals of and all filings, registrations, qualifications and recordings with all governmental authorities of Canada and any applicable Province thereof are obtained and made, that:

          If the Company authorizes the original issuance of Shares under any of the Plans, such originally issued Shares, when duly authorized, issued and sold as contemplated by the Registration Statement and the applicable Plan, will be legally issued and fully paid and non-assessable Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

/s/ Goodman Phillips & Vineberg